Exhibit 99.1

AMENDED UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The following amended unaudited pro forma condensed financial information is presented to illustrate the estimated effects of the acquisition by Oragenics, Inc. (the “Company” or “Oragenics”) of Noachis Terra Inc. (“Noachis Terra”) pursuant to a Stock Purchase Agreement, dated as of May 1, 2020, (the “Acquisition”) by and among the Company, and Mr. Joseph Hernandez, the sole shareholder of Noachis Terra (the “Seller”) (the “Stock Purchase Agreement”). Pursuant to the Stock Purchase Agreement, the Company acquired one hundred percent (100%) of the total issued and outstanding common stock of Noachis Terra. In exchange, the Seller received the following: (i) cash consideration equal to $1,925,000, of which approximately $500,000 has been applied to extinguish Noachis Terra’s pre-Transaction liabilities (a portion of which were due to the Seller); (ii) 9,200,000 restricted shares of the Company’s common stock, and (iii) warrants to purchase 9,200,000 shares of the Company’s common stock, which warrants carry an exercise price of $1.25 per share, a five-year term, and subject to additional exercise restrictions as defined in the Stock Purchase Agreement. In addition to the above consideration, the Seller is entitled to receive contingent consideration based upon the exercise of certain of the Company’s outstanding warrants, for so long as the warrants remain outstanding.

The following amended pro forma condensed balance sheet information as of March 31, 2020 is based upon and derived from the historical financial information of the Company and gives effect to the Acquisition as if such transaction had occurred on March 31, 2020. The unaudited pro forma condensed statements of operations for the three months ended March 31, 2020 and for the year ended December 31, 2019 are also based upon and derived from the historical financial information of the Company and gives effect to the Acquisition as if it occurred on January 1, 2019. The historical financial information reflects adjustments that are (i) directly attributable to the Acquisition, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed statements of operations, are expected to have a continuing impact on the results of operations. The pro forma adjustments are based upon available information and certain assumptions, as described in the accompanying notes to the unaudited pro forma condensed financial information, that the Company believes are reasonable under the circumstances and which are described in the accompanying notes to the unaudited pro forma condensed financial information.

The Acquisition has been accounted for as an asset purchase. The asset acquired was in-process research and development which does not have any alternative uses and therefore the aggregate fair value of the purchase price is being recorded as research and development expenses in 2020.

The unaudited pro forma condensed financial information has been prepared in accordance with SEC Regulation S-X Article 11 and is not necessarily indicative of the financial position or results of operations that would have been realized had the transactions been completed as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the Company will experience.

The unaudited pro forma condensed financial statements, including the notes thereto, should be read in conjunction with the historical financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2019 and in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as well as the historical financial statements of Noachis Terra included in Exhibit 99.1 to the Company’s Form 8-K filed on May 29, 2020.

Unaudited Pro Forma Condensed Balance Sheet

As of March 31, 2020

		Pro Forma		Pro Forma
	Oragenics (1)	Adjustments	Note 3	Combined

Assets
Current assets:
Cash and cash equivalents	$14,372,105	$(1,925,000)	(a)	$12,447,105
Prepaid expense and other current assets	328,674	-		328,674
Total current assets	14,700,779	(1,925,000)		12,775,779
Property and equipment, net	79,654	-		79,654
Operating lease right-of use assets	781,674	-		781,674
Total assets	$15,562,107	$(1,925,000)		$13,637,107

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$1,786,671	$-		$1,786,671
Accounts payable to related party	-	-		-
Short-term notes payable	70,847	-		70,847
Operating lease liabilities	167,864	-		167,864
Total current liabilities	2,025,382	-		2,025,382

Long-term liabilities:
Operating lease liabilities	627,723	-		627,723
Total long term liabilities	627,723	-		627,723

Shareholders’ equity (deficit)
Preferred stock	7,174,854	-		7,174,854
Common stock	46,125	9,200	(a)	55,325
Additional paid-in capital	138,890,067	8,021,499	(a)	146,911,566
Accumulated deficit	(133,202,044)	(9,955,699)	(b)	(143,157,743)
Total stockholders’ equity (deficit)	12,909,002	(1,925,000)		10,984,002
Total liabilities and shareholders’ equity (deficit)	$15,562,107	$(1,925,000)		$13,637,107

1.	Derived from the Oragenics unaudited balance sheet as of March 31, 2020.

See the accompanying notes to the unaudited pro forma condensed financial statements.

Unaudited Pro Forma Condensed Statement of Operations

For the Three Months Ended March 31, 2020

		Pro Forma		Pro Forma
	Oragenics (1)	Adjustments	Note 3	Combined

Operating expenses
Research and development	$3,712,679	$9,955,699	(b)	$13,668,378
Selling, general and administrative	1,519,083	-		1,519,083
Total operating expenses	5,231,762	9,955,699		15,187,461
Loss from operations	(5,231,762)	(9,955,699)		(15,187,461)
Other income (expense)
Interest income	44,515	-		44,515
Interest expense	(1,708)	-		(1,708)
Local business tax	(600)	-		(600)
Miscellaneous income	1,795	-		1,795
Total other income, net	44,002	-		44,002
Loss before income taxes	(5,187,760)	(9,955,699)		(15,143,459)
Income tax benefit	-	-		-
Net loss	$(5,187,760)	$(9,955,699)		$(15,143,459)

Net loss per share:
Basic and diluted	$(0.11)	$(1.08)		$(0.27)

Weighted average number of shares	46,124,803	9,200,000	(c)	55,324,803

1.	Derived from the Oragenics unaudited statement of operations for the three months ended March 31, 2020.

See the accompanying notes to the unaudited pro forma condensed financial statements.

Unaudited Pro Forma Condensed Statement of Operations

For the Year Ended December 31, 2019

		Pro Forma		Pro Forma
	Oragenics (1)	Adjustments	Note 3	Combined

Operating expenses
Research and development	$12,120,318	$-		$12,120,318
Selling, general and administrative	3,757,251	-		3,757,251
Total operating expenses	15,877,569	-		15,877,569
Loss from operations	(15,877,569)	-		(15,877,569)
Other income (expense)
Interest income	320,011	-		320,011
Interest expense	(7,300)	-		(7,300)
Local business tax	(1,601)	-		(1,601)
Miscellaneous income	456	-		456
Total other income, net	311,566	-		311,566
Loss before income taxes	(15,566,003)	-		(15,566,003)
Income tax benefit	-	-		-
Net loss	$(15,566,003)	$-		$(15,566,003)

Net loss per share:
Basic and diluted	$(0.37)	$-		$(0.30)

Weighted average number of shares	42,283,947	9,200,000	(c)	51,483,947

1.	Derived from the Oragenics audited statement of operations for the year ended December 31, 2019.

See the accompanying notes to the unaudited pro forma condensed financial statements.

1.	Description of transaction and basis of presentation

Description of Transaction

On May 1, 2020, the Company completed its acquisition of Noachis Terra pursuant to the Stock Purchase Agreement. The Company acquired one hundred percent (100%) of the total issued and outstanding common stock of Noachis Terra for, (i) cash consideration equal to $1,925,000, (ii) 9,200,000 restricted shares of the Company’s common stock, and (iii) warrants to purchase 9,200,000 shares of the Company’s common stock. In addition, the Seller is entitled to receive contingent consideration based upon the exercise of certain of the Company’s outstanding warrants.

Basis of Presentation

The unaudited pro forma condensed financial statements are based on the Company’s historical financial statements as adjusted to give effect to the Acquisition. The unaudited pro forma condensed balance sheet as of March 31, 2020 gives effect to the Acquisition as if it had occurred on March 31, 2020. The unaudited pro forma condensed statements of operations for the three months ended March 31, 2020 and the year ended December 31, 2019 give effect to the Acquisition as if it had occurred on January 1, 2019.

The historical financial information of the Company has been adjusted in the accompanying unaudited pro forma condensed financial information to give effect to pro forma events that are (i) directly attributable to the Acquisition, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed statements of operations, are expected to have a continuing impact on the results of operations. The Acquisition will be accounted for as an asset purchase. The asset acquired was in-process research and development which does not have any alternative uses and therefore the aggregate fair value of the purchase price is being recorded as research and development expenses in 2020.

2.	Preliminary consideration and purchase price allocation

The following table summarizes the components of the total estimated consideration:

Cash consideration (i)	$1,925,000

Number of Oragenics restricted shares issued	9,200,000
Multiplied by the fair value per share of Oragenics common stock (ii)	$0.5030
Common stock consideration	4,627,600

Number of Oragenics warrants issued	9,200,000
Multiplied by the fair value of Oragenics warrants (iii)	$0.3699
Estimated fair value of warrant consideration	3,403,099

Total estimated consideration	$9,955,699

(i)	Represents the cash consideration, of which a portion will be applied to extinguish Noachis Terra’s pre-acquisition liabilities.
(ii)	Represents the closing price of the Company’s common stock as reported on the NYSE on May 1, 2020.
(iii)	Represents the estimated fair value of warrants issued as consideration. The fair value was calculated under the Black-Scholes option pricing model, with the following assumptions: strike price of $1.25, risk free interest rate of 0.36%; expected volatility of 121%, effective life of 5.0 years and dividend yield of zero. The Company has preliminary determined the exercise features of these warrants would be afforded equity treatment.

Note 3. Pro forma adjustments

(a)	Represents the estimated fair value of consideration transferred in the Acquisition and settlement of Noachis Terra’s outstanding liabilities.

	Cash and cash equivalents	Common stock, $0.001 par value	Additional paid-in capital
Cash consideration	$1,925,000	$-	$-
Common stock consideration	-	9,200	4,618,400
Estimated fair value of warrant consideration	-	-	3,403,099
Total estimated consideration	$1,925,000	$9,200	$8,021,499

As of March 31, 2020, Noachis Terra’s outstanding liabilities to be settled with the proceeds from the consideration transferred was $246,091.

(b)	Represents the aggregate fair value of the in-process research and development which does not have any alternative uses and therefore the aggregate fair value of the purchase price being recorded in research and development expenses in 2020.

(c)	Represents the increase in the weighted average shares outstanding due to the issuance of 9,200,000 shares common stock in connection with the Acquisition.

	Three Months ended March 31, 2020	Year ended December 31, 2019

Historical Oragenics- Basic and diluted weighted average number of shares	46,124,803	42,283,947
Shares issued in Acquisition	9,200,000	9,200,000
Pro forma- Basic and diluted weighted average number of shares	55,324,803	51,483,947